WESTERN ASSET FUNDS, INC.

ARTICLES OF AMENDMENT

Western Asset Funds, Inc., a Maryland corporation registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the name of the series of common stock, $.001 par value per share (the “Common Stock”), of the Corporation currently designated as “Western Asset Asian Bond Portfolio” to “Western Asset Asian Opportunities Fund.”

SECOND: The Charter is hereby amended to change the name of the series of Common Stock of the Corporation currently designated as “Western Asset Enhanced Equity Portfolio” to “Western Asset Enhanced Equity Fund.”

THIRD: The Charter is hereby amended to change the name of the series of Common Stock of the Corporation currently designated as “Western Asset Global Multi-Sector Portfolio” to “Western Asset Global Multi-Sector Fund.”

FOURTH: The Charter is hereby amended to change the name of the series of Common Stock of the Corporation currently designated as “Western Asset Intermediate Bond Portfolio” to “Western Asset Intermediate Bond Fund.”

FIFTH: The Charter is hereby amended to change the name of the series of Common Stock of the Corporation currently designated as “Western Asset Total Return Unconstrained Portfolio” to “Western Asset Total Return Unconstrained Fund.”

SIXTH: The Charter is hereby amended to change the name of the series of Common Stock of the Corporation currently designated as “Western Asset Core Bond Portfolio” to “Western Asset Core Bond Fund.”

SEVENTH: The Charter is hereby amended to change the name of the series of Common Stock of the Corporation currently designated as “Western Asset Core Plus Bond Portfolio” to “Western Asset Core Plus Bond Fund.”

EIGHTH: The Charter is hereby amended to change the name of the series of Common Stock of the Corporation currently designated as “Western Asset High Yield Portfolio” to “Western Asset High Yield Fund.”

NINTH: The Charter is hereby amended to change the name of the series of Common Stock of the Corporation currently designated as “Western Asset Inflation Indexed Plus Portfolio” to “Western Asset Inflation Indexed Plus Fund.”

TENTH: The Charter is hereby amended to change the name of the series of Common Stock of the Corporation currently designated as “Western Asset Limited Duration Bond Portfolio” to “Western Asset Limited Duration Bond Fund.”

ELEVENTH: The Charter is hereby amended to change the name of the series of Common Stock of the Corporation currently designated as “Western Asset Non-U.S. Opportunity Bond Portfolio” to “Western Asset Non-U.S. Opportunity Bond Fund.”

TWELFTH: The foregoing amendment to the Charter has been approved by a majority of the entire Board of Directors and is limited to a change expressly authorized by § 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

THIRTEENTH: These Articles of Amendment do not change the authorized stock of the Corporation or the aggregate par value thereof.

FOURTEENTH: These Articles of Amendment shall be effective as of 9:00 A.M. on April 30, 2012.

FIFTEENTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges and states, under the penalties for perjury, that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Assistant Secretary as of April 9, 2012.

ATTEST:		WESTERN ASSET FUNDS, INC.

By:	/s/ Richard M. Wachterman	By:	/s/ R. Jay Gerken
	Richard M. Wachterman Assistant Secretary		R. Jay Gerken President

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